Exhibit 99.1

OrthoPediatrics Corp. Announces Acquisition of Boston Orthotics & Prosthetics

Combined organizations have helped more than 1 million kids

Expands Specialty Bracing Division with pediatric orthotic management business offering leading technology and pediatric care through dedicated clinics

Closes $80 million debt financing to support acquisition and future business requirements

WARSAW, Indiana, January 8, 2024 — OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today announced that it has acquired Boston Orthotics & Prosthetics (“Boston O&P”), a leader in pediatric orthotic management for over 50 years. Additionally, in advance of the acquisition, the Company closed a debt financing with MidCap Financial which provides up to $80 million of capital, through the combination of a term loan and revolving loan, replacing its prior unused $50 million line of credit.

Boston Orthotics & Prosthetics is a profitable company offering leading bracing, orthotic and prosthetic technology for the non-operative treatment of children whose lives have been impacted by scoliosis, plagiocephaly, and various neuromuscular disorders. The custom, patient specific Boston Brace for Scoliosis, lower limb orthoses and Dynamic Movement Orthoses (DMO), as well as the Boston Band for plagiocephaly are among the most advanced, individualized braces available to treat pediatric orthopedic conditions today. Boston O&P’s products will expand OrthoPediatrics’ existing Specialty Bracing division (“OPSB”), a flagship house of brands and innovative products, to further penetrate the largest segments of the $500 million U.S. pediatric orthopedic specialty bracing market. It is estimated 80% of pediatric orthopedic care happens before and after surgery.

“We are thrilled to announce the acquisition of Boston O&P, an organization that shares our mission to help children whose lives have been impacted by orthopedic conditions. We are now the first company to have a role supporting the entire continuum of care for pediatric orthopedic patients. This opportunity significantly expands our newly launched OrthoPediatrics Specialty Bracing division and is reflective of the opportunity we saw with pediatric surgical implants at the Company’s founding. The large majority of pediatric orthopedic patients are not surgical candidates, and specialty bracing remains an underserved market. Boston O&P offers unique products designed specifically to address unmet pediatric needs in several of the largest non-surgical orthopedic treatment markets. Adding their complementary portfolio to our platform will offer additional options to our current surgeon customers to help manage patients before and after surgery,” said Dave Bailey, Chief Executive Officer of OrthoPediatrics.

Partnering with world class medical facilities, including Boston Children’s Hospital, Children’s Hospital of Philadelphia, Nationwide Children’s Hospital in Columbus, Ohio, and Phoenix Children’s Hospital, Boston O&P maintains 26 patient care clinics across the U.S. Boston O&P’s recent annual historical revenue is approximately $25 million.

“This acquisition enables us to serve more patients as an extension of our growth strategy to surround our pediatric orthopedic surgeon customers with the most comprehensive portfolio of pediatric orthopedic treatment devices. Mr. Bailey continued, “Combined, our businesses have helped over one million children globally and we look forward to helping the next million together by expanding the number of clinics and aggressively launching new products that meet unmet needs for children and their caregivers. Over time, we aspire to support all 300 high volume children’s hospitals in the U.S.”

Boston O&P General Manager, Tom Morrissey echoed his excitement for the transaction, stating “We are very excited and proud to be joining the OrthoPediatrics team. It is truly amazing how similar the two companies are and in our shared passion for taking care of kids. We remain committed to improving the quality of pediatric orthotic and prosthetic care and related products kids receive, and the resources OrthoPediatrics will provide can expedite greatly the achievement of that mission. We cannot wait to get started to build OrthoPediatrics’ newly launched Specialty Bracing division.”

Transaction Details and Debt Financing

Under terms of the transaction, signed and closed on January 5, 2024, OrthoPediatrics has acquired Boston O&P for an upfront cash payment of $22 million. Post closing, OrthoPediatrics cash and restricted cash balance is approximately $60 million.

In advance of the acquisition, OrthoPediatrics entered into a new credit agreement with MidCap Financial, consisting of term loan and revolving loan. The term loan provides up to $30 million of capital and the revolving loan provides up to an additional $50 million, for a total availability of $80 million. The credit agreement replaces the previously unused $50 million line of credit with Squadron Capital. In advance of the acquisition, OrthoPediatrics drew an initial $10 million from the term loan.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws, including the statements regarding the benefits of OrthoPediatrics’ acquisition of Boston O&P, and other statements identified by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential," "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the continued impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 1, 2023 as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

About Boston Orthotics & Prosthetics

Boston Orthotics & Prosthetics is a leader in pediatric orthotics and the world’s most trusted provider of non-surgical scoliosis treatment options. For more than half a century, Boston Orthotics & Prosthetics has been dedicated to advancing the specialized orthotics and prosthetics profession with educational support, training, and cutting-edge technology and treatment techniques for the management of scoliosis, plagiocephaly, and various neuromuscular disorders.

About OrthoPediatrics Corp.

Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 70 products that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and over 70 countries outside the United States. For more information, please visit www.orthopediatrics.com.

About MidCap Financial

MidCap Financial is a middle-market focused, specialty finance firm that provides senior debt solutions to companies across all industries. As of September 30, 2023, MidCap Financial provides administrative or other services for over $48 billion of commitments*. MidCap Financial is managed by Apollo Capital Management, L.P., a subsidiary of Apollo Global Management, Inc, pursuant to an investment management agreement. Apollo had assets under management of approximately $631 billion as of September 30, 2023, in credit, private equity and real assets funds. For more information about MidCap Financial, please visit http://www.midcapfinancial.com. For more information about Apollo, please visit http://www.apollo.com. *Including commitments managed by MidCap Financial Services Capital Management LLC, a registered investment adviser, as reported under Item 5.F on Part 1 of its Form ADV.

Investor Contact

Philip Trip Taylor

Gilmartin Group

philip@gilmartinir.com

415-937-5406